UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 21, 2020

AIFARM, LTD.

  (Exact Name of Registrant as Specified in Charter)

Nevada

  (State or Other Jurisdiction of Incorporation)

001-37630	47-3444723
(Commission File Number)	(IRS Employer Identification No.)

Unit 503, 5/F, Silvercord Tower 2, 30 Canton Road, TST, Kowloon, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

(852) 91235575

  (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 8, 2019, Eco Energy Tech Asia, Inc. (the “Company”), filed an Amendment to its Certificate of Incorporation (the “Amendment”) with the Nevada Secretary of State changing the name of the Company to AIFarm, Ltd. The Amendment was approved by written consent of the majority of the Company’s shareholders on August 20, 2019. The Company filed an Issuer Notification Form with FINRA which processed the name change effective January 21, 2020. FINRA advised the Company’s ticker symbol is temporarily changed to EYTHD as of January 21, 2020, and after twenty (20) business days, the new ticker symbol shall be AIFM.

On August 20, 2019, a majority of the Company’s shareholders approved a reverse stock split of 1:100 of the Company’s outstanding common stock. The Company filed an Issuer Notification Form with FINRA which processed the reverse stock split as of January 21, 2020. The Company’s ticker symbol is temporarily changed to EYTHD as of January 21, 2020, to reflect the reverse stock split.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIFARM, LTD

Date: January 21, 2020	By:	/s/ Yuen May Cheung
Yuen May Cheung
Chief Executive Officer

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